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                                                                    EXHIBIT 5.1


                                 GRIPPO & ELDEN
                             227 West Monroe Street
                                   Suite 3600
                             Chicago, Illinois 60606

                                                                  (312) 704-7733
                                                 E-mail: tgrippo@grippoelden.com



                                 January 30, 2001



Photogen Technologies, Inc.
7327 Oak Ridge Highway, Suite B
Knoxville, TN  37931

                  Re:      Photogen Technologies, Inc.
                           REGISTRATION STATEMENT ON FORM S-3/A
Gentlemen:

                  As counsel to Photogen Technologies, Inc., a Nevada corporation (the "Company"), we are familiar with the corporate proceedings of the Company relating to, and have participated in the preparation and the filing by the Company of a Registration Statement No. 333-46394, on Form S-3, as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $40,000,000 aggregate public offering price of shares of common stock of the Company, par value $.001 per share (the "Shares"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the offering of the Securities, as filed with the Securities and Exchange Commission (the "Commission") on September 22, 2000 under the Securities Act of 1933, as amended (the "Act"), (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on November 28, 2000; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on January 8, 2001; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on January 30, 2001; (v) the Articles of Incorporation of the Company as currently in effect; (vi) the By-Laws of the Company as currently in effect; and (vii) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Shares covered by the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments,

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certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Based upon and subject to the foregoing, we advise you that in our opinion:

                  A. The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Nevada and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

                  B. The Shares being registered for sale by the Company as described in the Registration Statement (as amended) will be legally issued, fully paid and non-assessable when issued, sold and delivered in conformity with and for the consideration stated in (i) the terms of a purchase agreement binding on the purchaser and duly approved by the Board of Directors of the Company, and (ii) the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto.

                  We express no opinion as to matters of law in jurisdictions other than the State of Illinois, the federal law of the United States, and the corporate law of the State of Nevada.

                  We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                                     Very truly yours,


                                                     /s/ Grippo & Elden

                                                     Grippo & Elden